EX-99.19a-1

MFS® Special Value Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	October-2023
Distribution amount per share	$0.03590

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund's fiscal year begins each November 1st. All amounts are expressed per common share.

	Current	% Breakdown of	Total cumulative	% Breakdown of the total
			distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.01113	31%	0.14627	33%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.02477	69%	0.15957	36%
Return of Capital or	0.00000	0%	0.13740	31%
Other Capital Source
Total (per common share)	0.03590	100%	0.44324	100%
Average annual total return (in relation to NAV) for the five years ended 9-30-2023	4.10%
Annualized current distribution rate expressed as a percentage of month end NAV as of 9-30-2023	10.18%
Cumulative total return (in relation to NAV) for the fiscal year through 9-30-2023	4.85%
Cumulative fiscal year distributions as a percentage of NAV as of 9-30-2023	10.48%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-1023

MFS® Special Value Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	September-2023
Distribution amount per share	$0.03632

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund's fiscal year begins each November 1st. All amounts are expressed per common share.

	Current	% Breakdown of	Total cumulative	% Breakdown of the total
			distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00835	23%	0.13442	33%
Net Realized ST Cap Gains	0.00000	0%	0.00407	1%
Net Realized LT Cap Gains	0.02797	77%	0.12628	31%
Return of Capital or	0.00000	0%	0.14257	35%
Other Capital Source
Total (per common share)	0.03632	100%	0.40734	100%
Average annual total return (in relation to NAV) for the five years ended 8-31-2023	4.49%
Annualized current distribution rate expressed as a percentage of month end NAV as of 8-31-2023	10.00%
Cumulative total return (in relation to NAV) for the fiscal year through 8-31-2023	7.08%
Cumulative fiscal year distributions as a percentage of NAV as of 8-31-2023	9.34%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0923

MFS® Special Value Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	August-2023
Distribution amount per share	$0.03679

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund's fiscal year begins each November 1st. All amounts are expressed per common share.

	Current	% Breakdown of	Total cumulative	% Breakdown of the total
			distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.01140	31%	0.12244	33%
Net Realized ST Cap Gains	0.00295	8%	0.00371	1%
Net Realized LT Cap Gains	0.01803	49%	0.07791	21%
Return of Capital or	0.00441	12%	0.16696	45%
Other Capital Source
Total (per common share)	0.03679	100%	0.37102	100%
Average annual total return (in relation to NAV) for the five years ended 7-31-2023	4.86%
Annualized current distribution rate expressed as a percentage of month end NAV as of 7-31-2023	9.94%
Cumulative total return (in relation to NAV) for the fiscal year through 7-31-2023	8.07%
Cumulative fiscal year distributions as a percentage of NAV as of 7-31-2023	8.36%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0823

MFS® Special Value Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	July-2023
Distribution amount per share	$0.03648

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund's fiscal year begins each November 1st. All amounts are expressed per common share.

	Current	% Breakdown of	Total cumulative	% Breakdown of the total
			distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	$0.01094	30%	$0.11030	33%
Net Realized ST Cap Gains	0.00000	0%	0.00334	1%
Net Realized LT Cap Gains	0.00474	13%	0.06016	18%
Return of Capital or	0.02080	57%	0.16043	48%
Other Capital Source
Total (per common share)	$0.03648	100%	$0.33423	100%
Average annual total return (in relation to NAV) for the five years ended 6-30-2023	5.00%
Annualized current distribution rate expressed as a percentage of month end NAV as of 6-30-2023	9.95%
Cumulative total return (in relation to NAV) for the fiscal year through 6-30-2023	6.16%
Cumulative fiscal year distributions as a percentage of NAV as of 6-30-2023	7.60%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0723

MFS® Special Value Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	June-2023
Distribution amount per share	$0.03645

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund's fiscal year begins each November 1st. All amounts are expressed per common share.

	Current	% Breakdown of	Total cumulative	% Breakdown of the total
			distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	$0.01349	37%	$0.09826	33%
Net Realized ST Cap Gains	0.00000	0%	0.00298	1%
Net Realized LT Cap Gains	0.00000	0%	0.05657	19%
Return of Capital or	0.02296	63%	0.13994	47%
Other Capital Source
Total (per common share)	$0.03645	100%	$0.29775	100%
Average annual total return (in relation to NAV) for the five years ended 5-31-2023	4.48%
Annualized current distribution rate expressed as a percentage of month end NAV as of 5-31-2023	10.15%
Cumulative total return (in relation to NAV) for the fiscal year through 5-31-2023	3.07%
Cumulative fiscal year distributions as a percentage of NAV as of 5-31-2023	6.91%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0623

MFS® Special Value Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	May-2023
Distribution amount per share	$0.03718

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund's fiscal year begins each November 1st. All amounts are expressed per common share.

	Current	% Breakdown of	Total cumulative	% Breakdown of the total
			distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	$0.00744	20%	$0.08362	32%
Net Realized ST Cap Gains	0.00037	1%	0.00261	1%
Net Realized LT Cap Gains	0.00000	0%	0.05749	22%
Return of Capital or	0.02937	79%	0.11758	45%
Other Capital Source
Total (per common share)	$0.03718	100%	$0.26130	100%
Average annual total return (in relation to NAV) for the five years ended 4-30-2023	5.00%
Annualized current distribution rate expressed as a percentage of month end NAV as of 4-30-2023	10.00%
Cumulative total return (in relation to NAV) for the fiscal year through 4-30-2023	5.71%
Cumulative fiscal year distributions as a percentage of NAV as of 4-30-2023	5.86%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0523